Exhibit 4.1

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

BY AND AMONG

THE INVESTORS SET FORTH ON SCHEDULES I, II AND III HERETO

AND

CROWDSTRIKE HOLDINGS, INC.

Dated as of June 21, 2018

i

(a)	Notices	30
(b)	Reproduction of Documents	30
(c)	Successors and Assigns	30
(d)	Entire Agreement; Amendment and Waiver	30
(e)	Severability	31
(f)	Further Assurances	31
(g)	No Partnership	31
(h)	Specific Performance	31
(i)	Third Party Beneficiaries	31
(j)	Counterparts	31
(k)	Grant of Irrevocable Proxy	31
(l)	Agreements to Be Bound	32
(m)	After Acquired Securities	33
(n)	Waiver of Jury Trial	33
(o)	“Market Stand-off” Agreement	33
(p)	Lost, etc. Certificates Evidencing Shares; Exchange	33
(q)	Terms Generally	33
(r)	Draftsmanship	33
(s)	State of Residence	34
(t)	Consent of Spouse	34

ii

CROWDSTRIKE HOLDINGS, INC.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (this “Agreement”) is dated as of this June 21, 2018 and entered into by and among the institutional investors listed on Schedule I hereto (the “Institutional Investors”); the individuals whose names and addresses appear from time to time on Schedule II hereto (the “Other Initial Investors”); the individuals whose names and addresses appear from time to time on Schedule III hereto (the “Other Non-Initial Investors” and together with the Other Initial Investors, the “Other Investors”); and CrowdStrike Holdings, Inc., a Delaware corporation (the “Company”). The Institutional Investors and the Other Investors are hereinafter each referred to as an “Investor” and collectively referred to as the “Investors”.

R E C I T A L S

WHEREAS, the Company and certain of the Investors in the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), Series B Convertible Preferred Stock (the “Series B Preferred Stock”), Series C Convertible Preferred Stock (the “Series C Preferred Stock”), Series D Convertible Preferred Stock (the “Series D Preferred Stock”), and/or Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”) previously entered into an Amended and Restated Stockholders Agreement dated as of October 13, 2017, as amended December 7, 2017 (the “Prior Agreement”);

WHEREAS, in connection with the Company’s sale of its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock”) pursuant to the terms of a Series E & E-1 Securities Purchase Agreement, dated of even date herewith by and among the Company and certain of the Investors (as the same may be amended from time to time, the “Purchase Agreement”), the Company and certain of the Investors wish to amend and restate the Prior Agreement in its entirety; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company that the Company amend and restate the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree to amend and restate the Prior Agreement in its entirety as follows:

1.                                      COVENANTS OF THE PARTIES

(a)                                 Legends.

(i)                                     The certificates evidencing the Purchased Equity Shares and Granted Equity Shares (together with any Share Equivalents and any shares of capital stock of the Company issued with respect to such Purchased Equity Shares or Granted Equity Shares by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof, the “Shares”) acquired by the Investors will bear substantially the following legend reflecting the restrictions on the Transfer of such securities contained in this Agreement:

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCKHOLDERS AGREEMENT (AS AMENDED FROM TIME

TO TIME) BY AND AMONG CROWDSTRIKE HOLDINGS, INC. AND CERTAIN INVESTORS IDENTIFIED THEREIN, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER. A COPY OF THIS AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF CROWDSTRIKE HOLDINGS, INC. AND IS AVAILABLE UPON REQUEST.”

(ii)                                  If any certificates representing any Shares held by an Investor do not bear substantially the foregoing legend, such Investor shall, as promptly as practicable after the date hereof, deliver all such certificates to the Company to enable the Company to place such legend on such certificates.

(iii)                               In the event that the restrictive legend set forth in Section 1(a)(i) above has ceased to be applicable to the Shares held by an Investor, the Company shall provide such Investor, or his, her or its Transferee(s), at his, her or its request, with new certificates for such Shares not bearing the legend with respect to which the restriction has ceased and terminated. In connection with and following the Company’s initial registered offering of Common Stock of the Company or its successor to the public (the “Initial Public Offering”), the Company shall provide each Investor, or his, her or its Transferee(s), at his, her or its request, with new certificates for all Shares held by such Investor, or his, her or its Transferee(s) not bearing the legend.

(b)                                 Additional Investors. The parties hereto acknowledge that certain Persons, including, without limitation, directors, employees and consultants of the Company and its Affiliates and their Permitted Transferees, may become stockholders of the Company or holders of Share Equivalents after the date hereof. Except with respect to Transfers made pursuant to Section 3, as a condition to the issuance of shares of capital stock of the Company to them (including Share Equivalents), the Company may require such Persons to execute and deliver (i) an agreement in writing to be bound by the terms and conditions of this Agreement pursuant to a Joinder Agreement substantially in the form attached as Exhibit A hereto (a “Joinder Agreement”) or (ii) an agreement reasonably satisfactory to the Majority Institutional Investors containing restrictions substantially similar to those applicable to the Other Non-Initial Investors; provided, however, unless the consent of the Majority Institutional Investors is obtained, any such Person shall not have the subscription rights contemplated by Section 3(f) herein; provided further, however, that if such Person is only receiving Granted Equity Shares, unless required by the Board, such Person shall not be required to become a party to this Agreement. With respect to any such Person required to become a party to this Agreement who is a director, employee or consultant of the Company, such Person shall be, and such Joinder Agreement or other agreement shall provide that such Person be, for purposes hereof, an Other Non-Initial Investor unless otherwise determined by the Board with the written consent of the Majority Institutional Investors; provided, however, unless the consent of the Majority Institutional Investors is obtained, any such Person shall not have the subscription rights contemplated by Section 3(f) herein. With respect to any such Person required to become a party to this Agreement who is not a director, employee or consultant of the Company, such Person shall be, and such Joinder Agreement or other agreement shall provide that such Person be, for purposes hereof, an Institutional Investor, Other Initial Investor or Other Non-Initial Investor, as determined by the Board with the written consent of the Majority Institutional Investors; provided, however, unless the consent of the Majority Institutional Investors is obtained, any such Person shall not have the subscription rights contemplated by Section 3(f) herein. Notwithstanding the foregoing, any Person purchasing shares of the Series E Preferred Stock or Series E-1 Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) pursuant to the Purchase Agreement may become a party to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement or any consent or approval of any other party; provided, however, unless the consent of the Majority Institutional Investors is obtained, any such Person (other than a Person that is an existing Institutional

Investor or an Affiliate thereof) shall be deemed, for purposes hereof, as an Other Non-Initial Investor and shall not have the subscription rights contemplated by Section 3(f) herein.

(c)                                  Financial Reports and Other Information.

(i)                                     For so long as the following Persons meet the following requirements, respectively:

•                  an Institutional Investor (together with its Affiliates) Owns more than 5,500,000 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  March Capital (together with its Affiliates) Owns at least 4,392,492 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  IVP (together with its Affiliates) Owns at least 3,037,416 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  General Atlantic (together with its Affiliates) Owns at least 2,429,932 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  Telstra (together with its Affiliates) Owns at least 1,229,898 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), or

•                  an Other Initial Investor (or such Related Management Individual, as applicable) is an employee of the Company or its subsidiaries or a member of the Board at the relevant time, then upon such Other Initial Investor’s request, the Company shall provide to such Persons the following:

(A)                               Quarterly Statements. As promptly as practical after they are provided to the Board, the unaudited quarterly financial statements of the Company and its subsidiaries;

(B)                               Monthly Statements. As promptly as practical after the end of each calendar month, the unaudited monthly financial statements of the Company and its subsidiaries to the extent provided to the Board;

(C)                               Annual Audit. As promptly as practical after they are provided to the Board, and in any event no later than 180 days after the end of each fiscal year, audited annual financial statements of the Company and its subsidiaries as of the end of such year;

(D)                               Annual Budget. As promptly as practical after it is approved by the Board, a copy of the annual budget of the Company and its subsidiaries; and

(E)                                Requested Information. As promptly as practical, such other data and information as from time to time may be reasonably requested by such Investor.

(ii)                                  Notwithstanding anything else in this Section 1(c) to the contrary, the Company may cease providing the information set forth in this Section 1(c) during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement in connection with its Initial Public Offering if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 1(c) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

(d)                                 Inspection Rights. Following the date hereof and for so long as the following Persons meet the following requirements, respectively:

•                  an Institutional Investor (together with its Affiliates) Owns more than 5,500,000 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  March Capital (together with its Affiliates) Owns at least 4,392,492 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  IVP (together with its Affiliates) Owns at least 3,037,416 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  General Atlantic (together with its Affiliates) Owns at least 2,429,932 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  Telstra (together with its Affiliates) Owns at least 1,229,898 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  an Other Initial Investor (or such Related Management Individual, as applicable) is an employee of the Company or its subsidiaries or a member of the Board,

the Company will permit such Persons, and their nominees, assignees and representatives, at such Person’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as may be reasonably requested.

(e)                                  Business Updates. Following the date on which an Other Initial Investor (or such Related Management Individual, as applicable) is no longer an employee of the Company or its subsidiaries or a member of the Board, no more than semi-annually, such Other Initial Investor shall have the right to request the Company provide such Other Initial Investor with an update on the general business of the Company solely for the purpose of such Other Initial Investor monitoring its investment in the Company. The Company shall have sole discretion to determine the type, scope and detail of the information or other details to be provided to such Other Initial Investor in connection with such update. Each Other Initial Investor acknowledges that the Company does intend to provide such Other Initial Investor with any of the information contemplated by Section 1(c)(i) herein.

(f)                                   Confidentiality. Each Investor agrees that such Investor will keep confidential any confidential information obtained from the Company pursuant to the terms of this Agreement or the terms of the Registration Rights Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 1(f) by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, advisors, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities (as defined in the Registration Rights Agreement) from such Investor, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, rule, regulation or court or other governmental order, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

(g)                                  Assignment of Repurchase Rights Under the Stock Plan. In the event that the Company elects to assign its repurchase rights under any employee stock option plan, stock bonus plan, stock purchase plan to any of the Institutional Investors that may be assigned the Company’s repurchase rights under such plan (the “Eligible Institutional Investors”), (i) first, the repurchase rights shall be assigned on a pro rata basis to the Eligible Institutional Investors based on the equity ownership (as converted to Common Stock) among all of the Eligible Institutional Investors and (ii) second, to the extent that all of the repurchase rights are not exercised by all of the Eligible Institutional Investors, any such unexercised repurchase rights shall be assigned on a pro rata basis to the Eligible Institutional Investors that have chosen to fully exercise the repurchase rights assigned pursuant to (i) above based on the equity ownership (as converted to Common Stock) among all such Eligible Institutional Investors that have chosen to fully exercise the repurchase rights. An Eligible Institutional Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

(h)                                 Taxes. The Company will make all federal and state tax withholdings and fulfill all tax reporting requirements, each as required by law.

(i)                                     Employee Equity. The Company shall offer, issue and sell shares of Common Stock or Share Equivalents pursuant to any of the Company’s or any of its subsidiaries’ stock option plans, stock bonus plans, stock incentive plans, employment agreements or other management equity programs or other similar plans or programs (i) in compliance with the terms and conditions of the applicable plan, program or arrangement and (ii) pursuant to a valid exemption from the registration requirements of the Securities Act and any applicable state securities laws.

2.                                      BOARD OF DIRECTORS

(a)                                 Election of Directors.

(i)                                     As of the date hereof, the Board will consist of George Kurtz (as the Chief Executive Officer Director), Gerhard Watzinger (as an Independent Director), Denis O’Leary (as an Independent Director), Godfrey Sullivan (as an Independent Director), Cary Davis (as a Series A-1 Preferred Director), Joe Landy (as a Series A-1 Preferred Director), Sameer Gandhi (as the Series B Preferred Director) and Joe Sexton (as the Mutual Director). From and after the Initial Closing Date, the Investors and the Company shall take all reasonable action within their respective power, including, but not limited to, the voting of (or acting by written consent with respect to) all shares of voting capital stock of the Company Owned by them (including the Shares), required to cause the Board to consist of eight (8) members (provided that the number of directors that may serve on the Board may be expanded in accordance with Section 2(a)(ii) hereof) which shall include:

(A)                               the then-current Chief Executive Officer of the Company;

(B)                               three (3) representatives (each an “Independent Director”) designated by (x) the Majority Institutional Investors and George Kurtz for so long as Mr. Kurtz is an employee of the Company or its subsidiaries, or (y) if Mr. Kurtz is no longer an employee of the Company, vote or consent of a majority of the members of the Board at the time of determination, provided such majority approval includes the approval of a Series A-1 Preferred Director (the “Required Board Approval”); provided, that, absent an agreement between the Majority Institutional Investors and George Kurtz (for so long as Mr. Kurtz is an employee of the Company or its subsidiaries) or the Required Board Approval, as applicable, with respect to the designation of any such Independent Director, such directorship shall remain vacant until such time as such holders reach an agreement with respect to such directorship;

(C)                               one (1) representative designated by the holders of record of at least a majority of the outstanding shares of Series B Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation (the “Series B Preferred Director”);

(D)                               one (1) representative shall be designated by holders of record of at least a majority of the outstanding shares of Series A-1 Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation; provided that, if Mr. Kurtz is an employee of the Company or its subsidiaries at the time of designation, such representative shall be reasonably acceptable to George Kurtz (such director, the “Mutual Director”); and

(E)                                two (2) representatives designated by the holders of record of at least a majority of the outstanding shares of Series A-1 Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation (the “Series A-1 Preferred Directors”, each a “Series A-1 Preferred Director”, and together with the Mutual Director and the Series B Director, the “Preferred Directors”, each a “Preferred Director”).

Each member of the Board shall have one vote on matters submitted to the Board for approval.

(ii)                                  Notwithstanding anything herein to the contrary, upon a Redemption Default Event (as defined in the Certificate of Incorporation), the number of directors that may serve on the Board shall be expanded to the number of directors required such that the holders of at least a majority of the outstanding shares of Voting Preferred Stock shall have the right, but not the obligation, exclusively and as a separate class, at any time while the Redemption Default Event is continuing, to elect a majority of the directors of the Company in accordance with the Certificate of Incorporation. Each Investor agrees to vote, or cause to be voted, all voting Shares owned by such Investor, or over which such Investor has voting control, from time to time and at all times while such Redemption Default Event is continuing, in whatever manner as shall be necessary to ensure that, at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders during such time, such directors designated by the holders of record of at least a majority of the outstanding shares of Voting Preferred Stock, exclusively and as a separate class, shall be elected to the Board. The Company and each Investor shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the date hereof that the organizational documents of the Company (including the Certificate of Incorporation and the Bylaws of the Company) are not inconsistent with, or in any way limit, the provisions of this Section 2(a)(ii).

(iii)                               From the date on which the Company completes an Initial Public Offering, and for as long as Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together with any successors and affiliated funds, including Permitted Transferees, “Warburg Pincus”) Owns at least five percent (5%) of the issued and outstanding Common Stock, the Company will nominate and use its commercially reasonable efforts (including, without limitation, soliciting proxies for the Warburg Pincus designee to the same extent as it does for any of its other nominees to the Board) to have such number of individuals designated by Warburg Pincus elected to the Board so that the number of individuals designated by Warburg Pincus for election to the Board as compared to the size of the Board is proportionate to the number of Shares of issued and outstanding Common Stock then Owned by Warburg Pincus and its Affiliates as compared to the number of Shares of issued and outstanding Common Stock at such time; provided, however, that as long as Warburg Pincus Owns at least five percent (5%) of the issued and outstanding Common Stock, Warburg Pincus shall have the right to designate at least the same number of individuals for election to the Board as Warburg Pincus was entitled to designate immediately prior to such Initial Public Offering; provided, further, that as long as Warburg Pincus Owns at least five percent (5%) of the issued and outstanding Common Stock, Warburg Pincus shall have the right to designate at least one (1) individual for election to the Board. Following the Initial Public Offering, for as long as Warburg Pincus is entitled to appoint one or more persons to the Board, the Board, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3 under the Exchange Act), shall, if requested by Warburg Pincus, and to the extent then permitted under applicable law, adopt resolutions and otherwise use reasonable efforts (without material cost to the Company) to cause any acquisition from the Company of securities or disposition of securities to the Company (including in connection with any exercise of warrants or other derivative securities held by Warburg Pincus or their Affiliates) to be exempt under Rule 16b-3 under the Exchange Act.

(b)                                 Replacement Directors; Vacancies; Removal of Directors. In the event that any Preferred Director or Independent Director designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a “Withdrawing Director”), such Withdrawing Director’s replacement (the “Substitute Director”) will be designated exclusively by the Person(s) whose previously designated representative vacated the Board in accordance with the terms of the Certificate of Incorporation. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of (or acting by written consent with respect to) voting capital stock of the Company Owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2(b), (ii) upon the written request of the holders of at least a majority of the outstanding shares of the Series A-1 Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation, to remove, with or without cause, any Series A-1 Preferred Director in accordance with the terms of the Certificate of Incorporation, (iii) upon the written request of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation, to remove, with or without cause, any Series B Preferred Director in accordance with the terms of the Certificate of Incorporation; (iv) upon the written request of (x) the Majority Institutional Investors and George Kurtz for so long as Mr. Kurtz is an employee of the Company or its subsidiaries, or (y) if Mr. Kurtz is no longer an employee of the Company, the Required Board Approval, to remove, with or without cause, any Independent Director; or (v) upon the written request of the holders of at least a majority of the outstanding shares of the Series A-1 Preferred Stock, to remove, with or without cause, the Mutual Director; provided that, if George Kurtz is an employee of the Company or its subsidiaries at the time of the proposed removal pursuant to this Section 2(b)(iv), such removal shall be reasonably acceptable to Mr. Kurtz. For the avoidance of doubt, the fact that the stockholder(s) of the Company entitled to designate a representative of the Board pursuant to Section 2(a) fails to do so shall not in any way permit any Person other than such stockholder(s) to fill such vacancy. The Series A-1 Preferred Directors and the Mutual Director shall be deemed the Series A-1 Directors (as defined in the Certificate of Incorporation) for purposes of the Certificate of Incorporation and the Series B Preferred Director shall be deemed the Series B Director (as defined in the Certificate of Incorporation) for purposes of the Certificate of Incorporation.

(c)                                  Committees of the Board.

(i)                                     In the event that the Board establishes any committee thereof, (a) so long as the holders of record of at least a majority of the outstanding shares of Series A-1 Preferred Stock, exclusively and as a separate class are entitled to designate at least one (1) Series A-1 Preferred Director, the Company will use commercially reasonable efforts to have such number of Series A-1 Preferred Directors appointed to each committee of the Board so that the number of Series A-1 Preferred Directors serving on each such committee compared to the size of such committee is proportionate to the number of Series A-1 Preferred Directors serving on the Board as compared to the number of members of the Board at such time, unless otherwise prohibited by law or applicable rules or regulations of any stock exchange or automated dealer quotation system on which the Common Stock is listed and excluding any committee formed to consider a transaction between Warburg Pincus and the Company and (b) so long as the holders of record of at least a majority of the outstanding shares of Series B Preferred Stock, exclusively and as a separate class are entitled to designate at least one (1) Series B Preferred Director, the Company will use commercially reasonable efforts to have such number of Series B Preferred Directors appointed to each committee of the Board so that the number of Series B Preferred Directors serving on each such committee compared to the size of such committee is proportionate to the number of Series B Preferred Directors serving on the Board as compared to the number of members of the Board at such time, unless otherwise prohibited by law or applicable rules or regulations of any stock exchange or automated dealer quotation system on which the Common Stock is listed and excluding any committee formed to consider a transaction between Accel Partners (“Accel”) and the Company.

(d)                                 Directors of Subsidiaries. Following the date hereof, (i) so long as the holders of record of at least a majority of the outstanding shares of Series A-1 Preferred Stock, exclusively and as a separate class are entitled to designate at least one (1) Series A-1 Preferred Director, the Company shall use commercially reasonable efforts to have such number of Series A-1 Preferred Directors appointed to the board of directors or managers of each subsidiary so that the number of Series A-1 Preferred Directors serving on each such board compared to the size of such board is proportionate to the number of Series A-

1 Preferred Directors serving on the Board as compared to the number of members of the Board at such time, unless otherwise prohibited by law or applicable rules or regulations of any stock exchange or automated dealer quotation system on which the Common Stock is listed and (ii) so long as the holders of record of at least a majority of the outstanding shares of Series B Preferred Stock, exclusively and as a separate class are entitled to designate at least one (1) Series B Preferred Director, the Company shall use commercially reasonable efforts to have such number of Series B Preferred Directors appointed to the board of directors or managers of each subsidiary so that the number of Series B Preferred Directors serving on each such board compared to the size of such board is proportionate to the number of Series B Preferred Directors serving on the Board as compared to the number of members of the Board at such time, unless otherwise prohibited by law or applicable rules or regulations of any stock exchange or automated dealer quotation system on which the Common Stock is listed. Such designee(s) shall have the same right to participate on committees of the board of such subsidiaries as such designees have pursuant to Section 2(c). Notwithstanding anything to the contrary contained herein, the size of the board of directors or managers of each subsidiary of the Company shall not be larger than the size of the Board.

(e)                                  Indemnification, Expense Reimbursement and Other Rights. In addition to any other indemnification rights the Independent Directors, the Series A-1 Preferred Directors, the Mutual Director and the Series B Director (the “Directors” and each a “Director”), have pursuant to the Certificate of Incorporation, the Bylaws of the Company and any agreement with the Company, each Director shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement with each such Director, which indemnification agreement shall be reasonably acceptable to the Company and consistent with indemnification agreements customarily entered into between companies and their independent board members. The Company shall reimburse the reasonable expenses incurred by the Directors in connection with attending (whether in person or telephonically) all meetings of the Board or committees thereof or other Company related meetings to the same extent as all other members of the Board are reimbursed for such expenses (or, in case any such expense reimbursement policy shall apply only to non-employee directors, to the same extent as all other non-employee directors). The Company shall maintain director and officer insurance covering the Directors on the same terms and with the same amount of coverage as is provided to other members of the Board. Following the Initial Public Offering, each Preferred Director shall be entitled to the same equity grants and other stock incentives provided to non-employee members of the Board (which grants shall have the same vesting and other terms provided to non-employee members of the Board) and the Preferred Directors shall be paid the same Board and committee fees, if any, paid to non-employee members of the Board.

(f)                                   Protective Provisions. The Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the General Corporation Law of the State of Delaware or the Certificate of Incorporation) the written consent or affirmative vote of a majority of the members of the Board, including the approval of at least one Series A-1 Preferred Director:

(i)                                     enter into any transaction between or among the Company or any subsidiary, on the one hand, and any director, officer, employee or holder, directly or indirectly, of more than 5% of the outstanding capital stock or other securities of any class or series of capital stock or other securities of the Company or any subsidiary, members of the family of any such person, or any affiliate or other associate, on the other hand, except (A) in the case of employees, for transactions on customary terms related to such person’s employment or pursuant to an employment agreement approved by the Board (including the approval of at least one Series A-1 Preferred Director), (B) for the issuance of additional shares of Preferred Stock pursuant to the terms of the Purchase Agreement or (C) as required to consummate the Redemption (as defined in the Certificate of Incorporation);

(ii)                                  incur, repay, forgive or guarantee any indebtedness between the Company or any subsidiary and any director, officer, employee or holder, directly or indirectly, of more than 5% of the outstanding capital stock or other securities of any class or series of capital stock or other securities of the Company or any subsidiary, members of the family of any such person, or any affiliate or other associate (except (A) for the reimbursement of expenses of employees for employment-related costs incurred in accordance with the Company’s reimbursement policies and (B) any recourse debt related to executive equity purchases approved by the Board (including the approval of at least one Series A-1 Preferred Director));

(iii)                               accelerate the vesting of shares under any option pool, stock option, stock bonus or other employee stock plans for the benefit of the employees of the Company or its subsidiaries except for any acceleration of vesting that occurs automatically pursuant to the terms of any employment agreement, restricted stock award, option pool, stock option, stock bonus or other employee stock plans for the benefit of the employees of the Company or its subsidiaries approved by the Board (including the approval of at least one Series A-1 Preferred Director);

(iv)                              dismiss or appoint the Chief Executive Officer or the Chief Financial Officer of the Company or any other executive officer with policy making functions who reports directly to the Chief Executive Officer or the Chief Financial Officer of the Company;

(v)                                 enter into any employment agreement, consulting agreement or other similar arrangement, whether written or oral, providing for an annual base salary and bonus or severance reasonably expected to exceed $300,000 (excluding sales commission plans previously approved by the Board (including the approval of at least one Series A-1 Preferred Director)) or otherwise amend, alter or modify any existing employment agreement, consulting agreement or other similar arrangement, whether written or oral, which amendment, alteration or modification would reasonably be expected to have the effect of causing the annual base salary and bonus or severance of any person or entity to exceed $300,000 (excluding sales commission plans previously approved by the Board (including the approval of at least one Series A-1 Preferred Director));

(vi)                              make or adopt any material change in the Company’s line of business;

(vii)                           authorize or grant any registration rights on terms more favorable than the registration rights granted to the holders of the Preferred Stock;

(viii)                        enter into any agreement that would prevent the Company from performing its obligations in respect of the Preferred Stock under this Agreement, the Certificate of Incorporation, the Purchase Agreement, the Registration Rights Agreement or otherwise; or

(ix)                              initiate or settle any lawsuit, arbitration or similar proceeding reasonably expected to involve equitable relief or consideration payable by or to the Company or any subsidiary in excess of $250,000.

(g)                                  Board Observer Rights.

(i)                                     CapitalG Observer. For so long as CapitalG (together with its Affiliates) Owns more than 5,500,000 shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), the Company shall invite one (1) representative of CapitalG to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to the Board at the same time and in the same manner as provided to the Board; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would reasonably be expected to (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) result in disclosure of trade secrets or (iii) result in a conflict of interest between CapitalG and/or its representative and the Company.

(ii)                                  March Capital Observer. For a period of one year following the date hereof, so long as March Capital (together with its Affiliates) Owns any Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) during such period, the Company shall invite one (1) representative of March Capital to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to the Board at the same time and in the same manner as provided to the Board; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would reasonably be expected to (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) result in disclosure of trade secrets or (iii) result in a conflict of interest between March Capital and/or its representative and the Company.

(iii)                               IVP Observer. For so long as IVP (together with its Affiliates) Owns more than 1,518,708 shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), the Company shall invite one (1) representative of IVP to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to the Board at the same time and in the same manner as provided to the Board; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would reasonably be expected to (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) result in disclosure of trade secrets or (iii) result in a conflict of interest between IVP and/or its representative and the Company.

(h)                                 Use of Name.

(i)                                     CapitalG. For so long as CapitalG holds any shares of capital stock of the Company, the Company, the Investors (other than CapitalG), and their respective subsidiaries and any of their respective representatives shall not (i) use Alphabet Inc.’s, Google Inc.’s or CapitalG’s name in any manner or format (including reference on or links to websites, press releases, etc.) without the prior approval of CapitalG, or (ii) issue any statement or communication to any third party (other than to their legal, accounting and financial advisors, and other than to potential investors or acquirers under a duty of confidentiality) regarding Alphabet Inc.’s, Google Inc.’s or CapitalG’s investment in the Company, without the consent of CapitalG.

(ii)                                  Rackspace. For so long as Rackspace (together with its Affiliates) holds any shares of capital stock of the Company, the Company, the Investors (other than Rackspace and its Affiliates), and their respective subsidiaries and any of their respective representatives shall not (i) use Rackspace’s (or its Affiliates’) names in any manner or format (including reference on or links to websites, press releases, etc.) without the prior approval of Rackspace, or (ii) issue any statement or communication to any third party (other than to their legal, accounting and financial advisors, and other than to potential investors or acquirers under a duty of confidentiality) regarding Rackspace’s (or its Affilliates’) investment in the Company, without the consent of Rackspace.

(i)                                     No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director pursuant to Section 2(a) hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to the director currently designated by such Person except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Person with the right to designate or participate in the designation of a director pursuant to Section 2(a) hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

3.                                      TRANSFER OF STOCK

(a)                                 Resale of Securities. Each of the Institutional Investors shall be entitled to freely Transfer any Shares Owned by such Institutional Investor to any Person at any time and from time to time. No Other Investor shall directly or indirectly Transfer any Shares Owned by such Other Investor other than in accordance with the provisions of this Agreement, including this Section 3, and any other agreements binding such Other Investor. Any Transfer made by an Other Investor in violation of this Agreement, including this Section 3, shall be null and void and of no effect. The Company shall not record on its stock transfer books or otherwise any Transfer of Shares in violation of the terms and conditions set forth herein. No Other Investor will pledge or otherwise grant a security interest in any Shares Owned by such Other Investor.

(b)                                 Transfer Restrictions.

(i)                                     Transfer Restrictions. Until the earlier of (A) the Initial Public Offering and (B) the closing of a Deemed Liquidation Event, no Other Investor shall directly or indirectly Transfer any Shares without the prior written consent of the Board (with the approval of at least one Series A-1 Preferred Director), which consent may be withheld in the Board’s sole discretion; provided, however, an Other Investor shall be permitted to Transfer any Purchased Equity Shares Owned and Granted Equity Shares (but only to the extent vested) Owned by such Other Investor without the consent of the Board in connection with the following: (i) Transfers pursuant to Section 3(e); (ii) any Transfer to the Company or an Institutional Investor made with the consent of the Board, including the approval of at least one Series A-1 Preferred Director; (iii) Transfers to the Company in connection with repurchases of Purchased Equity Shares and Granted Equity Shares from employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service, in each case approved by the Board (including the approval of at least one Series A-1 Preferred Director); (iv) Transfers to Permitted Transferees made in compliance with this Agreement; (v) a Transfer pursuant to the terms of a Deemed Liquidation Event and (vi) sales of Preferred Stock (or shares of Common Stock issuable upon conversion of such shares of Preferred Stock) by an Other Initial Investor to a Qualified Purchaser made in compliance with this Agreement (each of the foregoing is a “Permitted Transfer Event”).

(ii)                                  Transfers by Permitted Transferees or Qualified Purchasers. A Permitted Transferee of Shares of an Other Investor pursuant to this Agreement may subsequently Transfer his, her or its Shares only to the Other Investor who Transferred such Shares to the Permitted Transferee or to a Person that is a Permitted Transferee of such Other Investor that originally Transferred such Shares to the Permitted Transferee. Each Permitted Transferee of any Other Investor to which Shares are Transferred shall, and such Other Investor shall use commercially reasonable efforts to cause such Permitted Transferee to, Transfer back to such Other Investor (or to another Permitted Transferee of such Other Investor) the Shares it acquired from such Other Investor if such Permitted Transferee ceases to be a Permitted Transferee of such Other Investor. A Qualified Purchaser of Shares of an Other Initial Investor pursuant to this Agreement may subsequently Transfer his, her or its Shares only to the Other Initial Investor who Transferred such Shares to the Qualified Purchaser or to a Person that is a Qualified Purchaser. Each Qualified Purchaser to which Shares are Transferred shall, and such Other Initial Investor shall use commercially reasonable efforts to cause such Qualified Purchaser to, Transfer back to such Other Initial Investor (or to another Qualified Purchaser) the Shares it acquired from such Other Initial Investor if such Qualified Purchaser ceases to be a Qualified Purchaser.

(iii)                               Transfers — Generally. No Transfer of Shares Owned by any Investor may be made by such Investor unless (i) as a condition precedent to the Transfer, the Transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Joinder Agreement and have the same rights and obligations of such transferring Investor (including if the Investor is Warburg Pincus or Accel, the same rights and obligations as Warburg Pincus or Accel hereunder) (other than if (A) the Transfer is conducted pursuant to and in accordance with Section 3(d) or Section 3(e), (B) the Transfer is to the Company or an Institutional Investor or (C) the Transfer is to or by a Qualified Purchaser, in which case, such Qualified Purchaser or Transferee shall be subject to all of the obligations hereunder and not subject to any rights hereunder), and (ii) the Transfer complies in all respects with the applicable provisions of this Agreement and any employee stock option plan, stock bonus plan, stock purchase plan, employment agreement or other management equity program governing any Shares owned by such Investor. For the avoidance of doubt, the transfer restrictions contained in this Agreement shall be in addition to and shall not limit in any way the transfer restrictions contained in any employee stock option plan, stock bonus plan, stock purchase plan, employment agreement or other management equity program governing any Shares owned by such Investor.

(c)                                  Right of First Refusal. Each of the Other Investors hereby unconditionally and irrevocably grants to the Company and then to the following Persons:

•                  each Institutional Investor and each Other Initial Investor who (in each case, together with its Affiliates) Owns more than 9,200,000 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  March Capital (together with its Affiliates) Owns at least 4,392,492 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  IVP (together with its Affiliates) Owns at least 3,037,416 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  General Atlantic (together with its Affiliates) Owns at least 2,429,932 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  Telstra (together with its Affiliates) Owns at least 1,229,898 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), and

•                  Rackspace so long as Rackspace (together with its Affiliates) Owns at least 2,207,644 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) (collectively, the “ROFR Investors”), a right of first refusal (the “Right of First Refusal”) to purchase all or any portion of the Shares that such Other Investor may propose to Transfer to a third party that is not an Affiliate of such Other Investor (a “Proposed Transfer”), at the same price and on the same terms and conditions as those offered to the proposed transferee.

(i)                                     Before an Other Investor may effect a Proposed Transfer, (i) the Board (with the approval of at least one Series A-1 Preferred Director) must consent in writing to any such Proposed Transfer that is otherwise not permitted pursuant to the terms of this Agreement and (ii) such Other Investor (the “Transferring Other Investor”) must provide, at the same time, the Company and the ROFR Investors written notice of the Proposed Transfer (the “Transfer Notice”) stating: (a) such Transferring Other Investor’s bona fide intention to transfer such Offered Shares (as defined below); (b) the number of each type and class of Shares to be Transferred (the “Offered Shares”); (c) the name, address and relationship, if any, to the Transferring Other Investor of each proposed purchaser or other transferee; and (d) the bona fide cash price, or in reasonable detail, other consideration, per share for which the Transferring Other Investor proposes to transfer such Offered Shares (the “Offered Price”).

(ii)                                  If the Company desires to purchase all or any part of the Offered Shares, the Company must, within a twenty (20) day period (the “Company Refusal Period”) of receipt of the Transfer Notice, give written notice to the Transferring Other Investor and the ROFR Investors which notice shall specify the number of Offered Shares the Company intends to purchase, or state that the Company does not intend to exercise its Right of First Refusal hereunder (the “Company Notice”). Notwithstanding any failure by the Company to deliver the Company’s Notice, a failure by the Company to exercise its Right of First Refusal within the Company Refusal Period shall be deemed a waiver of such right.

(iii)                               To the extent the Company does not purchase all of the Offered Shares, the ROFR Investors shall have the opportunity to purchase the remaining Offered Shares. If any ROFR Investor desires to purchase any of the remaining Offered Shares, such ROFR Investor must, within a twenty (20) day period (the “Investor Refusal Period”) commencing on receipt of the Company Notice (or if no notice is received, commencing on the expiration of the Company Refusal Period), give written notice (the “Investor Notice”) to the Transferring Other Investor and to the Company of such ROFR Investor’s election to purchase any remaining Offered Shares and specifying the amount of Offered Shares such ROFR Investor shall purchase. If multiple ROFR Investors elect to purchase the Offered Shares not purchased by the Company, each such ROFR Investor shall have a right to purchase up to its pro rata share of the Offered Shares not purchased by the Company, based on the number of shares of Common Stock held by such ROFR Investor on an as converted basis as a percentage of the number of shares of Common Stock held by all such ROFR Investors on an as converted basis. A ROFR Investor shall be entitled to apportion the Right of First Refusal hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

(iv)                              The purchase price for the Offered Shares to be purchased by the Company and/or the ROFR Investors exercising their Right of First Refusal, as applicable (the “Purchaser”), will be the Offered Price, and will be payable upon the ROFR Closing (as defined below) with respect to such Offered Shares. Payment of the purchase price will be made by the Company and/or the applicable Purchaser in cash or by wire transfer of immediately available funds or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as set forth therein.

(v)                                 If the Offered Price for the Offered Shares is for consideration other than cash or cash plus deferred payments of cash, the Purchaser(s) exercising its Right of First Refusal shall pay the cash equivalent of such other consideration. If the Transferring Other Investor and the Purchaser(s) cannot agree on the amount of such cash equivalent within ten (10) days after the beginning of the twenty (20) day period following the expiration of the Company Refusal Period or the Investor Refusal Period, as applicable, any of such parties may, by three (3) days’ written notice to the other, initiate appraisal proceedings under Section 3(c)(vi) for determination of the cash equivalent; provided, however, in the event that there is more than one Purchaser, the determination by the Purchasers as to the amount of the cash equivalent of such other consideration and any decision by the Purchasers to initiate appraisal proceedings shall be made by the Purchasers holding a majority of the Shares (on an as-converted basis) held by all Purchasers at the time of the Notice Transfer. Notwithstanding anything to the contrary contained herein, any Purchaser may give written notice (a “Revocation Notice”) to the Transferring Other Investor and all other Purchasers revoking an election to purchase the Offered Shares within ten (10) days after determination of the appraised value, if it chooses not to purchase the Offered Shares at such appraised value, it being understood and agreed that if there is more than one Purchaser, any such Purchaser or all such Purchasers may deliver a Revocation Notice revoking its or their election to purchase the Offered Shares in accordance with the foregoing terms, and any such Purchaser that has not so revoked its election to purchase the Offered Shares shall have the right, at any time within three (3) Business Days of receipt of a Revocation Notice to elect to purchase the Offered Shares with respect to which a Revocation Notice has been delivered, and if there is more than one Purchaser that has not so revoked its election to purchase Offered Shares, all such non-revoking Purchasers shall have the right to purchase the Offered Shares with respect to which a Revocation Notice was delivered (with such right to be exercised in writing to the Transferring Other Investor and all other Purchasers no later than three (3) Business Days after the delivery of the final Revocation Notice). If multiple non-revoking Purchasers elect to purchase such Offered Shares with respect to which a Revocation Notice was delivered, each such non-revoking Purchaser shall have a right to purchase up to its pro rata share of the Offered Shares with respect to which a Revocation Notice was delivered, based on the number of shares of Common Stock held by such non-revoking Purchaser on an as converted basis as a percentage of the number of shares of Common Stock held by all non-revoking Purchasers on an as converted basis exercising such right.

(vi)                              If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Offered Shares under this Section 3(c)(vi), then the Transferring Other Investor, on the one hand, and the Purchaser seeking such appraisal (the “Appraising Purchaser”), on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally recognized investment banking firm; provided, however, in the event that there is more than one Appraising Purchaser, the nationally recognized investment banking firm appointed by the Appraising Purchasers shall be appointed jointly by all such Appraising Purchasers, with votes allocated in connection with such decision to each Appraising Purchaser proportionally based on the relative number of Offered Shares each Appraising Purchaser is proposing to purchase in such transaction. Each appraiser shall, within thirty (30) days of appointment, separately investigate the value of the consideration for the Offered Shares as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferring Other Investor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the “Earlier Appraisals”) vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be a member of a nationally recognized investment banking firm. The third appraiser shall, within thirty (30) days of his appointment, appraise the value of the consideration for the Offered Shares (without regard to the income tax consequences to the Transferring Other Investor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferring Other Investor and the Appraising Purchaser(s) shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferring Other Investor and one-half by the Appraising Purchaser; provided, however, in the event that there is more than one Appraising Purchaser, any amounts payable by the Appraising Purchaser pursuant to the terms of this sentence and the immediately preceding sentence shall be allocated to and be paid by each Appraising Purchaser proportionally based on the relative number of Offered Shares each Appraising Purchaser is proposing to purchase in such transaction (whether or not the Offered Shares are actually purchased by such Appraising Purchasers).

(vii)                           The closing of any purchase pursuant to this Section 3(c) (each, a “ROFR Closing”) shall take place within twenty (20) days following the expiration of the Company Refusal Period or the Investor Refusal Period, as applicable, at the office of the Company or such other location as shall be mutually agreeable to the Transferring Other Investor and the Purchaser(s) and the purchase price, to the extent comprised of cash, shall be paid at such ROFR Closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(c)(iv) above shall be delivered at such ROFR Closing. At such ROFR Closing, the Transferring Other Investor shall deliver to the Purchaser(s) the certificates evidencing the Offered Shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

(viii)                        If the Company and the ROFR Investors have not elected to purchase all of the Offered Shares, then, subject to Section 3(d) below, the Transferring Other Investor may transfer the remaining portion of the Offered Shares proposed to be sold by the Transferring Other Investor to any person named as a purchaser or other transferee in the Transfer Notice, at the Offered Price or at a higher price, provided that such Transfer (i) is consummated within ninety (90) days after the date of the Transfer Notice and (ii) is in accordance with all the terms of this Agreement. If the Offered Shares are not so transferred during such ninety (90) day period, the Transferring Other Investor may not Transfer any of such Offered Shares without complying again in full with the provisions of this Agreement.

(ix)                              The limitations of this Section 3(c) shall not apply to (i) any Transfers required to comply with Section 3(e), (ii) a sale of the entire Company (whether by means of a stock sale, merger, consolidation or otherwise) or (iii) any Transfers by the Institutional Investors.

(d)                                 Tag-Along Rights.

(i)                                     In the event the Company and the ROFR Investors have not elected to purchase all of the Shares that a Transferring Other Investor intends to Transfer to a third party purchaser pursuant to Section 3(c), such Transferring Other Investor (the “Selling Investor”), shall notify the following Persons:

•                  each Institutional Investor who (together with its Affiliates) Owns Shares representing more than five percent (5%) of the outstanding shares of Common Stock on a Fully Diluted Basis,

•                  March Capital (together with its Affiliates) Owns at least 4,392,492 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  IVP (together with its Affiliates) Owns at least 3,037,416 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  General Atlantic (together with its Affiliates) Owns at least 2,429,932 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  Telstra (together with its Affiliates) Owns at least 1,229,898 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), and

•                  Rackspace, so long as Rackspace (together with its Affiliates) Owns at least 2,207,644 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) (collectively, the “Tag-Along Investors”), in writing, of such proposed Transfer of the remaining Shares and its terms and conditions. Within five (5) Business Days of the date of such notice, each Tag-Along Investor shall notify the Selling Investor if he, she or it elects to participate in such Transfer. Any Tag-Along Investor that fails to notify the Selling Investor within such five (5) Business Day period shall be deemed to have waived his, her or its rights hereunder. Each Tag-Along Investor that so notifies the Selling Investor shall have the right to sell, at the same price (subject to the provisions below) and on the same terms and conditions as the Selling Investor, an amount of Shares (excluding for purposes of this Section 3(d) any Granted Equity Shares (whether or not vested)) equal to the Shares the third party purchaser actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares Owned (excluding any Granted Equity Shares (whether or not vested)) by such Tag-Along Investor and the denominator of which shall be the aggregate number of Shares Owned (excluding any Granted Equity Shares (whether or not vested)) by the Selling Investor and each Tag-Along Investor exercising his, her or its rights under this Section 3(d). Notwithstanding the foregoing, in the event the Selling Investor is selling only shares of Preferred Stock, Tag-Along Investors shall only have the right to sell such series of Preferred Stock as is being sold by the Selling Investor and shall not have the right to sell shares of Common Stock or any other series of Preferred Stock. A Tag-Along Investor shall be entitled to apportion the Tag-Along Rights hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

(ii)                                  Notwithstanding anything contained in this Section 3(d), in the event that all or a portion of the purchase price consists of securities and the Transfer of such securities to the Tag-Along Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Selling Investor, any one or more of the Tag-Along Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board (with the approval of at least one Series A-1 Preferred Director).

(iii)                               The provisions of this Section 3(d) shall not apply to a merger, reorganization, consolidation, liquidation or winding up involving the Company. The provisions of this Section 3(d) shall also not apply to a sale or other Transfer pursuant to which the Supermajority Holders have exercised their drag-along rights set forth in Section 3(e).

(e)                                  Drag Along Right.

(i)                                     If at any time and from time to time following the Initial Closing Date, the Supermajority Holders desire to (i) Transfer in a bona fide arms’ length sale all of their Shares to any Person or Persons who are not Affiliates of the Company or the Supermajority Holders, (ii) approve any merger of the Company with or into any other Person who is not an Affiliate of the Company or the Supermajority Holders, including any transaction that would constitute a Deemed Liquidation Event, or (iii) approve any sale of all or substantially all of the Company’s assets to any Person or Persons who are not Affiliates of the Company or the Supermajority Holders, including any transaction that would constitute a Deemed Liquidation Event (for purposes of this Section 3(e), such Person or Persons is referred to as the “Proposed Transferee”), the Supermajority Holders shall have the right (for purposes of this Section 3(e), the “Drag-Along Right”), but not the obligation, (x) in the case of a Transfer of the type referred to in clause (i) above, to require each other Investor to sell to the Proposed Transferee all of such Investor’s Shares for the Per Share Drag-Along Purchase Price (as defined below), or (y) in the case of a merger or sale of assets or other Deemed Liquidation Event referred to in clauses (ii) or (iii) above, to require each other Investor to vote (or act by written consent with respect to) all Shares then Owned by such other Investor in favor of such transaction and to waive any dissenters’ rights, appraisal rights or similar rights such Investor may have under applicable law. Each Investor agrees to take all steps necessary to enable such Investor to comply with the provisions of this Section 3(e) to facilitate the Supermajority Holders’ exercise of a Drag-Along Right. As used herein, “Per Share Drag-Along Purchase Price” means: (i) to the extent that an Investor subject to the Drag-Along Right is selling the same security being sold by any of the Supermajority Holders, the same consideration per share for such security as is proposed to be received by such Supermajority Holders (less, in the case of Share Equivalents, the exercise price for such Share Equivalents), including equivalent rights to receive (when and if paid) a proportionate share of any deferred consideration, earn-out or escrow funds that may become available to such Supermajority Holders in connection with the proposed transaction; and (ii) to the extent that an Investor subject to the Drag-Along Right is selling Common Stock (including any Share Equivalents) or a series of Preferred Stock other than any series of Preferred Stock being sold by the Supermajority Holders, the Per Share Drag-Along Purchase Price for each Share of Common Stock or Preferred Stock, as applicable, shall be equal to the implied equity value of each Share of Common Stock (less, in the case of Share Equivalents, the exercise price for such Share Equivalents) or Preferred Stock as applicable, as determined by reference to the per share price being paid for the Shares of Common Stock or Preferred Stock, as applicable, being sold by the Supermajority Holders and after giving effect to all amounts payable to the holders of Preferred Stock prior and in preference to the Common Stock pursuant to the liquidation preference provisions of the Certificate of Incorporation; provided, however, that if the per share price being paid for the Shares of Common Stock or Preferred Stock, as applicable, being sold by the Supermajority Holders includes any rights to receive a proportionate share of any deferred consideration, earn-out or escrow funds that may become available to the Supermajority Holders in connection with the proposed transaction, such amounts shall be considered when determining the implied equity price of each Share of Common Stock or Preferred Stock, as applicable, but any portion of such amount included in the implied equity price of each Share of Common Stock shall not be paid to the Investors selling Common Stock, unless and until the portions of such amount included in the price per share being paid for the Preferred Stock are paid to the holders of the Preferred Stock and only to the extent that the holders of the Preferred Stock have received all amounts payable to the holders of Preferred Stock prior and in preference to the Common Stock pursuant to the liquidation preference provisions of the Certificate of Incorporation.

(ii)                                  To exercise a Drag-Along Right, the Supermajority Holders shall give each Investor a written notice (for purposes of this Section 3(e), a “Drag-Along Notice”) containing the proposed Per Share Drag-Along Purchase Price for each security proposed to be sold, terms of payment and other material terms and conditions of the Proposed Transferee’s offer. Each Investor shall thereafter be obligated to sell or vote (or act by written consent with respect to) all Shares (including any Share Equivalents) Owned by such Investor, provided that the sale to the Proposed Transferee is consummated within one hundred eighty (180) days of delivery of the Drag-Along Notice. If the sale, merger or other transaction contemplated by this Section 3(e) is not consummated within such 180-day period, then each Investor shall no longer be obligated to sell such Shares Owned by such Investor pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Section 3(e) (Drag-Along Right).

(iii)                               Each Investor shall execute and deliver such instruments of conveyance and transfer and take such other action, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Supermajority Holders or the Company in order to carry out the terms and provisions of this Section 3(e). Each Investor acknowledges the rights of the Majority Institutional Investors to act on behalf of such Investor pursuant to Section 7(k). At the closing of the proposed transaction, each Investor shall deliver, against receipt of the consideration payable in such transaction, certificates representing the Shares which the Investor Owns, together with executed stock powers or other instruments of transfer acceptable to the Supermajority Holders.

(iv)                              Notwithstanding anything contained in this Section 3(e), in the event that all or a portion of the Per Share Drag-Along Purchase Price consists of securities and the sale of such securities to the Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Supermajority Holders, any one or more of the Investors may receive, in lieu of such securities, the fair market value of some or all of such securities in cash, as determined in good faith by the Supermajority Holders.

(v)                                 Notwithstanding the foregoing, an Investor will not be required to comply with this Section 3(e) in connection with any proposed transaction unless:

(A)                               any representations and warranties to be made by such Investor in connection with the proposed transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (i) the Investor holds all right, title and interest in and to the Shares such Investor purports to hold, free and clear of any liens, claims and encumbrances, (ii) the obligations of the Investor in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Investor in connection with such proposed transaction have been duly executed by the Investor and delivered to the acquirer and are enforceable against the Investor in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Investor’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(B)                               the liability for indemnification, if any, of such Investor in the proposed transaction and for the inaccuracy of any representations and warranties made is pro rata in proportion to the amount of consideration paid to such Investor in connection with such proposed transaction, taking into account that all proceeds from a proposed transaction, regardless of when paid, shall be distributed in accordance with Section 3(e)(i). For purposes of clarification: (i) amounts paid to an indemnified party from an escrow account that were reserved from the proceeds of a proposed transaction shall be deducted from such escrow account and the remaining proceeds in such escrow account shall be paid in accordance with Section 3(e)(i); and (ii) amounts paid to an indemnified party in excess of amounts that were reserved in an escrow account or amounts paid in cases where there was no such escrow account shall be paid from proceeds, if any, received by the Investors in accordance with Section 3(e)(i) on a pro rata basis, based on the amount of proceeds so received by each such Investor pursuant to Section 3(e)(i);

(C)                               liability shall be limited to such Investor’s applicable share (determined based on the respective proceeds payable to each Investor in connection with such proposed transaction in accordance with Section 3(e)(i)) of a negotiated aggregate indemnification amount that in no event exceeds the amount of consideration otherwise payable to such Investor in connection with such proposed transaction, except with respect to claims related to (i) fraud by such Investor and (ii) any breach of representations regarding (a) such Investor’s authority to sell, (b) the Shares to be Transferred by such Investor being free and clear of any liens, claims or encumbrances, (c) such Investor being the sole record and beneficial owner of such Shares and (d) such Investor having obtained or made any necessary consents, approvals, permits, filings and notifications from governmental authorities or third parties to consummate such transaction, the liability for which need not be limited as to such Investor;

(D)                               upon the consummation of the proposed transaction, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative rights of the holders of each respective series of Preferred Stock and the holders of Common Stock to receive consideration in a Deemed Liquidation Event pursuant to Article IV, Part B, Sections 2.1 and 2.2 of the Certificate of Incorporation in effect immediately prior to the proposed transaction (assuming for this purpose that the proposed transaction is a Liquidation Event);

(E)                                the consideration payable to such Investor in the proposed transaction is cash or freely-tradable securities; and

(F)                                 such Investor (including such Investor’s Affiliates) is not required to sign any agreement containing non-competition, non-solicitation or other restrictive covenants of such Investor unless it is in form and substance reasonably satisfactory to such Investor.

(f)                                   Subscription Right.

(i)                                     For purposes of this Section 3(f), the term “equity securities” shall include any warrants, options or other rights to acquire equity securities or debt securities convertible into equity securities of the Company, other than the issuance of securities:

(A)                               upon conversion of the Preferred Stock in accordance with the Certificate of Incorporation,

(B)                               to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act,

(C)                               pursuant to the acquisition of another Person by the Company or any subsidiary, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, provided such acquisition has been approved by the Board (including the approval of at least one Series A-1 Preferred Director) and such securities are being issued as consideration for the transaction and not in connection with financing the transaction,

(D)                               pursuant to an employee stock option plan, stock bonus plan, stock purchase plan, employment agreement or other management equity program approved by the Board (including the approval of at least one Series A-1 Preferred Director),

(E)                                to vendors, lenders and customers of and consultants to the Company or any subsidiary or in connection with a strategic partnership (provided such securities are being issued as consideration for the strategic partnership and not in connection with financing the strategic partnership), in each case, to the extent such issuance has been approved by the Board (including the approval of at least one Series A-1 Preferred Director),

(F)                                 by reason of a dividend, stock split or other distribution on shares of Common Stock,

(G)                               to one or more of the Investors and/or their Affiliates pursuant to the terms of the Purchase Agreement, or

(H)                              to any Other Investor (or such Related Management Individual, as applicable) pursuant to the terms of any employment or similar agreement between the Company or any of its subsidiaries and such Other Investor (or such Related Management Individual, as applicable) to the extent such employment or similar agreement was approved by the Board (including the approval of at least one Series A-1 Preferred Director).

(ii)                                  If at any time after the date hereof and prior to the Initial Public Offering, the Company proposes to issue equity securities of any kind, then, subject to the provisions of this Section 3(f), as to each of the following Persons:

•                  each Institutional Investor, for so long as such Institutional Investor (together with its Affiliates) Owns more than 9,200,000 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  March Capital (together with its Affiliates) Owns at least 4,392,492 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  IVP (together with its Affiliates) Owns at least 3,037,416 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  General Atlantic (together with its Affiliates) Owns at least 2,429,932 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  Telstra (together with its Affiliates) Owns at least 1,229,898 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations),

•                  Rackspace, for so long as Rackspace (together with its Affiliates) Owns at least 2,207,644 Shares of Common Stock (on an as-converted to Common Stock basis and subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) (each of foregoing Institutional Investors, March Capital, IVP, General Atlantic, Telstra and Rackspace, an “Institutional Subscription Right Investor”), and

•                  each Other Investor (or such Related Management Individual, as applicable) approved in writing by the Majority Institutional Investors to be listed on Schedule IV hereto, for so long as such Other Investor Owns Shares representing more than five percent (5%) of the outstanding shares of Common Stock on a Fully Diluted Basis, provided that either (a) such Other Investor (or such Related Management Individual, as applicable) is an employee of the Company or its subsidiaries or a Board member at such time or (b) the proposed issuance of equity securities would result in a downward adjustment to the Conversion Price (as defined in the Certificate of Incorporation) of any series of Preferred Stock pursuant to Section 4.4 of the Certificate of Incorporation and such adjustment has not been waived pursuant to the terms of the Certificate of Incorporation (each such Other Investor an “Other Subscription Right Investor” and together with the Institutional Subscription Right Investors, the “Subscription Right Investors”),

the Company shall:

(A)                               give written notice (the “Subscription Rights Notice”) setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as a Subscription Right Investor may reasonably request in order to evaluate the proposed issuance; and

(B)                               offer to each such Subscription Right Investor the right to purchase, at the same price and upon the same terms specified in the Subscription Rights Notice, a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock Owned by such Subscription Right Investor (including all Purchased Equity

Shares and any Granted Equity Shares held by such Subscription Right Investor, whether or not vested) on an as converted basis, by (y) the total number of shares of Common Stock then outstanding on a Fully Diluted Basis. An Institutional Subscription Right Investor shall be entitled to apportion the subscription right hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

(iii)                               Each such Subscription Right Investor must elect to exercise his, her or its purchase rights hereunder within ten (10) days after receipt of such notice from the Company or such shorter period as may be required by the Company if the Company determines in good faith that a shorter period is necessary; provided, that if an Institutional Subscription Right Investor delivers to the Company a written notice exercising its purchase rights within such ten-day period but in good faith determines that it needs a longer period to close such purchase in order to comply with notice, filing or other requirements related to antitrust compliance, the exercise period shall be extended by 90 days (with any necessary additional 30-day extensions as determined by such Institutional Subscription Right Investor in good faith) to allow such Institutional Subscription Right Investor to comply with such requirements in order to participate in such transaction; and provided further, that in the case of a Subscription Rights Notice relating to a proposed sale of securities for value to a third party (a “Financing”), an Institutional Subscription Right Investor may make its exercise of its purchase rights under this Section 3(f) contingent upon the closing of such Financing. If all of the Proposed Securities offered to such Subscription Right Investors are not fully subscribed for by such Subscription Right Investors, the remaining Proposed Securities will be reoffered to the Subscription Right Investors purchasing their full allotment upon the terms set forth in this Section 3(f), until all such Proposed Securities are fully subscribed for or until all such Subscription Right Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Subscription Right Investors must exercise their purchase rights within three (3) Business Days after receipt of all such reoffers or such shorter period as may be required by the Company if the Company determines in good faith that a shorter period is necessary. To the extent that the Company offers two or more securities to all prospective purchasers in a proposed issuance in units, such as convertible notes coupled with attached warrants (and only in such units), such Subscription Right Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

(iv)                              Upon the expiration of the offering periods described above (as such periods may be shortened by the Company or extended by request from an Institutional Subscription Right Investor), the Company will be free to sell such Proposed Securities that such Subscription Right Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions not materially more favorable to the purchasers thereof than those offered to such Subscription Right Investors. Any Proposed Securities offered or sold by the Company after such ninety (90)-day period must be reoffered to such Subscription Right Investors pursuant to this Section 3(f).

(v)                                 The election by a Subscription Right Investor not to exercise such Subscription Right Investor’s subscription rights under this Section 3(f) in any one instance shall not affect such Subscription Right Investor’s right (other than in respect of a reduction in such Subscription Right Investor’s percentage holdings) as to any subsequent proposed issuance subject to this Section 3(f). If the Company determines in good faith that circumstances require the Company to sell the Proposed Securities to the Institutional Investors or their respective Affiliates, the Company shall be permitted to sell such Proposed Securities to such Institutional Investors and/or their respective Affiliates provided, that, promptly following such sale, the Company permits each Subscription Right Investor having rights under this Section 3(f) to purchase such Subscription Right Investor’s proportionate amount of such Proposed Securities in the manner contemplated by this Section 3(f).

(vi)                              Each such Subscription Right Investor shall, if requested by the Company and the Institutional Investors participating in such issuance of equity securities, execute a stockholders agreement (or consent to an amendment to this Agreement) with respect to such Proposed Securities with terms that are (to the extent practicable) substantially equivalent to the terms of this Agreement.

4.                                      RESTRICTIONS ON SALES OF CONTROL OF THE COMPANY

No Investor shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction(s) is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Certificate of Incorporation, elect to allocate the consideration differently by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

5.                                      TERMINATION

(a)                                 Upon the closing of a Qualified Public Offering or, at the written election of the Majority Institutional Investors, an Initial Public Offering, this Agreement shall automatically terminate except with respect to the following Sections which shall survive such termination in accordance with their terms:

(i)                                     Section 1(a) (Legends);

(ii)                                  Section 1(f) (Confidentiality);

(iii)                               Section 2(a)(iii) (Post-IPO Board Seat);

(iv)                              Section 2(c) (Committees of the Board);

(v)                                 Section 2(d) (Directors of Subsidiaries);

(vi)                              Section 2(e) (Indemnification, Expense Reimbursement and Other Rights);

(vii)                           Section 2(h) (Use of Name);

(viii)                        Section 5 (Termination);

(ix)                              Section 6 (Interpretation of this Agreement); and

(x)                                 Section 7 (Miscellaneous) (except Section 7(k) (Grant of Irrevocable Proxy), which shall terminate).

(b)                                 Upon a Deemed Liquidation Event this Agreement shall terminate.

(c)                                  This Agreement shall terminate on the date on which the Majority Institutional Investors, the Majority Other Initial Investors and the Company shall have agreed in writing to terminate this Agreement.

(d)                                 The rights and obligations in connection with any Drag-Along Right exercised prior to the termination of this Agreement pursuant to this Section 5 shall survive the termination of this Agreement in accordance with the terms of Section 3(e).

(e)                                  March Capital’s rights set forth in Section 1(c) (Information Rights), Section 1(d) (Inspection Rights), Section 2(g)(ii) (Board Observer Rights), Section 3(c) (Right of First Refusal), Section 3(d) (Tag-Along Rights), and Section 3(f) (Subscription Right) shall automatically terminate (i) at such time the Company reasonably determines March Capital to be engaged in Competitive Activities or (ii) at such time March Capital becomes a holder of securities of a Person engaged in Competitive Activities, and thereafter, March Capital shall be deemed, for purposes of this Agreement, an Other Non-Initial Investor.

(f)                                   Telstra’s rights set forth in Section 1(c) (Information Rights), Section 1(d) (Inspection Rights), Section 3(c) (Right of First Refusal), Section 3(d) (Tag-Along Rights), and Section 3(f) (Subscription Right) shall automatically terminate at such time Telstra becomes a holder of securities of any one or more of the Specified Competitors, and thereafter, Telstra shall be deemed, for purposes of this Agreement, an Other Non-Initial Investor.

6.                                      INTERPRETATION OF THIS AGREEMENT

(a)                                 Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

Accel Investors: shall mean Accel Leaders Fund L.P., Accel Leaders Fund Investors 2016 L.L.C., Accel London III L.P., Accel London Investors 2012 L.P., Accel Growth Fund II L.P., Accel Growth Fund II Strategic Partners L.P., Accel Growth Fund Investors 2013 L.L.C. and their permitted transferees and Affiliates.

Affiliate: shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity, including, but not limited to, (i) a general partner, limited partner, or retired partner affiliated with such Person or entity, (ii) a fund, partnership, limited liability company or other entity that is affiliated with such Person or entity, (iii) a director, officer, stockholder, partner or member (or retired partner or member) affiliated with such Person or entity, or (iv) or to the estate of any such partner or member (or retired partner or member) affiliated with such Person or entity. Notwithstanding the above, (a) neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of any of the Investors, and (b) (1) D. Gregg Marston shall be deemed the only Affiliate of the Donald Gregg Marston and Marilyn Jane Marston Revocable Trust Dated 12/29/2004 and (2) George Kurtz shall be deemed the only Affiliate of Kurtz 2009 Spendthrift Trust, Dated 4/2/2009, Alexander Kurtz Irrevocable Gift Trust dated December 14, 2011 and Allegra Kurtz Irrevocable Gift Trust dated December 14, 2011.

Business Day: shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

CapitalG: shall mean CapitalG LP, CapitalG 2015 LP and their permitted transferees and Affiliates.

Certificate of Incorporation: shall mean the Certificate of Incorporation of the Company as it may be amended from time to time, including pursuant to a Certificate of Designations, if any.

Common Stock: shall mean the common stock, par value $0.0005 per share, of the Company.

Competitive Activities: shall mean engaging in the business of monetizing network security threat intelligence data collected through a large population via the distribution of freemium endpoint security sensor software as conducted by the Company or its subsidiaries (or which the Company or its subsidiaries has committed plans to conduct) (or such other business as unanimously approved by the board of directors of the Company and its subsidiaries) and for which the Company and its subsidiaries as a whole intends to generate a material portion of revenues.

Deemed Liquidation Event: shall have the meaning set forth in the Certificate of Incorporation.

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder, or any successor statute thereto.

Fully Diluted Basis: shall mean all outstanding shares of the Common Stock assuming (i) the conversion of all outstanding shares of Preferred Stock and (ii) the exercise of all outstanding Share Equivalents and Granted Equity Shares without regard to any restrictions or conditions with respect to the exercisability of such Share Equivalents.

General Atlantic: shall mean General Atlantic (CS), L.P. and its permitted transferees and Affiliates.

Granted Equity Shares: shall mean shares of Common Stock or Share Equivalents that are granted or issued pursuant to any of the Company’s or any of its subsidiaries’ stock option plans, stock bonus plans, stock incentive plans, employment agreement or other management equity program or other similar plans or programs approved by the Board.

Initial Closing Date: shall have the meaning set forth in the Purchase Agreement.

IVP: shall mean Institutional Venture Partners XVI, L.P. and its permitted transferees and Affiliates.

Insolvency Event: means (1) the Company or any of its subsidiaries shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; (2) an involuntary case or other proceeding shall be commenced against the Company or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (3) an order for relief shall be entered against the Company or any of its subsidiaries under the federal bankruptcy laws now or hereafter in effect or the Company admits in writing that it cannot pay its debts when due.

Management Individuals: shall mean George Kurtz, Dmitri Alperovitch and D. Gregg Marston.

Majority Institutional Investors: shall mean Institutional Investors Owning a majority of the Shares Owned by all Institutional Investors.

Majority Other Initial Investors: shall mean the Other Initial Investors (or such Related Management Individuals, as applicable) that (i) are employees of the Company or its subsidiaries or members of the Board on the applicable date of determination and (ii) Own a majority of the Shares (excluding for this purpose any Granted Equity Shares that are not vested) Owned by all Other Initial Investors (or such Related Management Individuals, as applicable) that are employees of the Company or its subsidiaries or members of the Board on the applicable date of determination.

March Capital: shall mean March Capital Opportunity Fund, L.P. and March Capital Partners Fund I, L.P. and their permitted transferees and Affiliates.

Owns, Own, Owning or Owned: shall mean beneficial ownership, assuming the conversion (whether or not then convertible) of all outstanding securities convertible (including Preferred Stock) into Common Stock and the exercise of all outstanding Share Equivalents. No Investor shall be deemed to Own any shares of Series E-1 Preferred Stock issuable pursuant to the Purchase Agreement prior to the date of issuance of such shares of Series E-1 Preferred Stock to such Investor.

Permitted Transferee: shall mean, (i) in the case of any Institutional Investor or any Other Investor that is not a natural person, any Affiliate of such Investor and (ii) in the case of Other Investors who are natural persons, (a) any trust established for the sole benefit of such Other Investor or such Other Investor’s spouse or direct lineal descendants provided such Other Investor is the trustee of such trust, (b) any Person in which the direct and beneficial owner of all voting securities of such Person is such Other Investor, (c) such Other Investor’s heirs, executors, administrators or personal representatives upon the death, incompetency or disability of such Other Investor or (d) such Other Investor’s spouse or direct lineal descendants solely to the extent previously approved by the Company and the Majority Institutional Investors, such approval not to be unreasonably withheld or delayed; provided, however, that in connection with such approval, the Company or the Majority Institutional Investors may request the Other Investor or such Other Investor’s spouse or lineal descendants to agree to transfer and other restrictions and terms that the Company or the Majority Institutional Investors in good faith believe are in the best interests of the Company.

Person: shall mean an individual, partnership (whether general or limited), joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Preferred Stock: shall mean the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series E Preferred Stock, Series E-1 Preferred Stock and each other series of the Company’s preferred stock.

Purchased Equity Shares: shall mean shares of Common Stock or Share Equivalents (including the Preferred Stock) that are purchased for value by an Investor from the Company, whether or not subsequently converted to another equity security of the Company, pursuant to (i) the Securities Purchase Agreement dated as of November 18, 2011 by and between the Company and the investors identified therein, (ii) the Securities Purchase Agreement dated August 21, 2013 by and between the Company and the investors identified therein, (iii) the Securities Purchase Agreement dated June 11, 2015 by and between the Company and the investors identified therein, (iv) the Securities Purchase Agreement dated as of May 11, 2017, by and between the Company and the investors identified therein, (v) the Securities Purchase Agreement dated as of October 13, 2017, by and between the Company and the investors identified therein, and (vi) the Purchase Agreement. In no event shall Granted Equity Shares be deemed to be Purchased Equity Shares.

Qualified Public Offering: shall mean an Initial Public Offering that would qualify for mandatory conversion of all Preferred Stock pursuant to the Certificate of Incorporation.

Qualified Purchaser: shall mean any Person that (i) is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, (ii) holds passive investments in other enterprises backed by venture capital or private equity firms, (iii) is not involved in any business activities that are competitive with the Company, (iv) is not a “strategic” or “corporate” (as such terms are commonly understood by private equity investors) or any other Person that produces a product or a provides a service that it sells or offers to customers (or a Person that serves as a holding company or subsidiary of such a Person), and (v) has not been convicted, or plead nolo contendere, in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

Rackspace: shall mean Rackspace US, Inc. and its permitted transferees and Affiliates.

Reference Period: shall mean, with respect to each Specified Other Initial Investor, the period beginning on November 18, 2011 and ending on the date of termination of such Specified Other Initial Investor’s employment with the Company (i) by the Company for Cause or (ii) by such Specified Other Initial Investor without Good Reason (each as defined in the Employment Agreement between the Company and such Specified Other Initial Investor, dated as of the date hereof).

Registration Rights Agreement: shall mean that certain Amended and Restated Registration Rights Agreement dated as of the date hereof by and among the Company and the stockholders named therein, as the same may be amended from time to time.

Related Management Individual: shall mean, with respect to an Other Initial Investor that (i) is not a natural person and (ii) qualifies as a Permitted Transferee of a Management Individual, such Management Individual.

SEC: shall mean the Securities and Exchange Commission or any successor agency.

Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act.

Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

Share Equivalent: shall mean any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, directly or indirectly, Shares of Common Stock.

Specified Competitors: shall mean the following Persons or their respective successors (including any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter, and under any name now used or used hereafter)): Carbon Black, Cybereason, Cylance, Endgame, SentinelOne, and Tanium.

Specified Other Initial Investors: shall mean the following: Dmitri Alperovitch and George Kurtz.

Stock Sale: shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

Supermajority Holders: shall mean (i) the holders of at least 55% of the then-outstanding shares of Preferred Stock, voting together as a single class, (ii) in addition, in the event of a proposed transaction subject to the Drag-Along Right which would result in the holders of Series D Preferred Stock receiving gross proceeds per share of Series D Preferred Stock less than one and one-quarter (1.25) times the Series D Original Issue Price (as defined in the Certificate of Incorporation), the holders of at least 55% of the then-outstanding shares of Series D Preferred Stock, voting as a separate class, which holders must include each of the Accel Investors that hold Series D Preferred Stock, (iii) in addition, in the event of a proposed transaction subject to the Drag-Along Right which would result in the holders of Series D-1 Preferred Stock receiving gross proceeds per share of Series D-1 Preferred Stock less than one (1) times the Series D-1 Original Issue Price (as defined in the Certificate of Incorporation), the holders of at least 55% of the then-outstanding shares of Series D-1 Preferred Stock, voting as a separate class, and (iv) in addition, in the event of a proposed transaction subject to the Drag-Along Right which would result in the holders of Series E Preferred Stock or Series E-1 Preferred Stock receiving gross proceeds per share of Series E Preferred Stock or Series E-1 Preferred Stock less than one (1) times the Series E/E-1 Original Issue Price (as defined in the Certificate of Incorporation), the holders of at least a majority of the then-outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a separate class.

Telstra: shall mean Telstra Ventures Pty Ltd (ACN 125 607 454).

Transfer: shall mean any sale, assignment, pledge, transfer, hypothecation or other disposition or encumbrance, and each of “Transferred”, “Transferee” and “Transferor” have a correlative meaning.

Voting Preferred Stock: shall mean the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock and the Series E Preferred Stock.

(b)                                 Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

(c)                                  Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(d)                                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(e)                                  Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

7.                                      MISCELLANEOUS

(a)                                 Notices.

(i)                                     All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(A)                               if to any of the Investors, at the address or facsimile number of such Investor shown on Schedule I, Schedule II or Schedule III or at such other address as the Investor may have furnished the Company and the other Investors in writing; and

(B)                               if to the Company, at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, CA 94086, marked for the attention of the Chief Executive Officer, with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, P.C. (facsimile: 650-493-6811), marked for attention of Yoichiro Taku, or at such other address as it may have furnished in writing to each of the Investors.

(ii)                                  Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery if a Business Day and delivered during regular business hours, otherwise the first Business Day thereafter; if mailed by overnight courier, on the date of delivery; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

(b)                                 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investor pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(c)                                  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, provided that no Other Investor shall be permitted to assign any of his, her or its rights or obligations pursuant to this Agreement without the prior written consent of the Majority Institutional Investors, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of this Agreement. Any attempted assignment by an Other Investor in violation of the foregoing shall be null and void.

(d)                                 Entire Agreement; Amendment and Waiver. This Agreement, the Purchase Agreement and the Registration Rights Agreement constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company (with the approval of the Board), the Supermajority Holders and the Majority Other Initial Investors; provided, however, no amendment or waiver which adversely affects any Institutional Investor in a manner different than any other Institutional Investor shall be effective against such Institutional Investor without such Institutional Investor’s prior written consent. The Company shall give notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 7(d) shall be binding on all parties hereto, regardless of whether any such party has consented thereto.

(e)                                  Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(f)                                   Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Investor shall execute and deliver any additional documents and instruments and perform any additional acts that the Company or the Majority Institutional Investors determines to be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

(g)                                  No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or cause any party to be deemed the agent of any other party for any purpose.

(h)                                 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(i)                                     Third Party Beneficiaries. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

(j)                                    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(k)                                 GRANT OF IRREVOCABLE PROXY. EACH OTHER INVESTOR HEREBY GRANTS TO SUCH INSTITUTIONAL INVESTOR DESIGNATED BY THE MAJORITY INSTITUTIONAL INVESTORS SUCH OTHER INVESTOR’S PROXY, AND APPOINTS SUCH INSTITUTIONAL INVESTOR DESIGNATED BY THE MAJORITY INSTITUTIONAL INVESTORS, OR ANY DESIGNEE OR NOMINEE OF THE INSTITUTIONAL INVESTORS, AS SUCH OTHER INVESTOR’S ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION), FOR AND IN ITS NAME, PLACE AND STEAD, (I) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE GRANTED EQUITY SHARES (WHETHER OR NOT VESTED) NOW OR HEREAFTER OWNED BY SUCH OTHER INVESTOR (OR ANY TRANSFEREE THEREOF) (INCLUDING THE RIGHT TO SIGN HIS, HER OR ITS NAME TO ANY CONSENT, CERTIFICATE OR OTHER DOCUMENT RELATING TO THE COMPANY THAT DELAWARE LAW MAY REQUIRE) IN CONNECTION WITH ANY AND ALL MATTERS, INCLUDING, WITHOUT LIMITATION, MATTERS SET FORTH HEREIN AS TO WHICH ANY VOTE OR ACTIONS MAY BE REQUESTED OR REQUIRED; PROVIDED, HOWEVER, SOLELY WITH RESPECT TO THIS CLAUSE (I) AND WITHOUT LIMITING ANY OF THE

OTHER TERMS SET FORTH IN THIS SECTION 7(K), THIS CLAUSE (I) SHALL NOT BE APPLICABLE TO A SPECIFIED OTHER INITIAL INVESTOR (AS DEFINED HEREIN) DURING SUCH SPECIFIED OTHER INITIAL INVESTOR’S REFERENCE PERIOD (AS DEFINED HEREIN), IF ANY; (II) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SHARES (INCLUDING ANY PURCHASED EQUITY SHARES OR GRANTED EQUITY SHARES) NOW OR HEREAFTER OWNED BY SUCH OTHER INVESTOR (OR ANY TRANSFEREE THEREOF) (INCLUDING THE RIGHT TO SIGN HIS, HER OR ITS NAME TO ANY CONSENT, CERTIFICATE OR OTHER DOCUMENT RELATING TO THE COMPANY THAT APPLICABLE LAW MAY REQUIRE) IN CONNECTION WITH ANY AND ALL MATTERS CONTEMPLATED BY SECTION 3(E), (III) TO TAKE ANY AND ALL REASONABLE ACTION NECESSARY TO SELL OR OTHERWISE TRANSFER ANY SHARES (INCLUDING ANY PURCHASED EQUITY SHARES OR GRANTED EQUITY SHARES) OWNED BY SUCH OTHER INVESTOR AS CONTEMPLATED BY SECTION 3(E) HEREOF AND (IV) WITH RESPECT TO OTHER INVESTORS THAT ARE NOT EMPLOYEES OF THE COMPANY OR ITS SUBSIDIARIES (INCLUDING FORMER EMPLOYEES, BUT EXCLUDING OTHER INVESTORS WITH A RELATED MANAGEMENT INDIVIDUAL THAT IS AN EMPLOYEE OF THE COMPANY), TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE PURCHASED EQUITY SHARES NOW OR HEREAFTER OWNED BY SUCH OTHER INVESTOR (OR ANY TRANSFEREE THEREOF) (INCLUDING THE RIGHT TO SIGN HIS, HER OR ITS NAME TO ANY CONSENT, CERTIFICATE OR OTHER DOCUMENT RELATING TO THE COMPANY THAT DELAWARE LAW MAY REQUIRE) IN CONNECTION WITH ANY AND ALL MATTERS, INCLUDING, WITHOUT LIMITATION, MATTERS SET FORTH HEREIN AS TO WHICH ANY VOTE OR ACTIONS MAY BE REQUESTED OR REQUIRED. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH SUCH OTHER INVESTOR WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE REASONABLY NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND, EXCEPT WITH RESPECT TO ANY OTHER PROXY GIVEN BY THE OTHER INVESTOR TO THE COMPANY OR SUCH INSTITUTIONAL INVESTOR DESIGNATED BY THE MAJORITY INSTITUTIONAL INVESTORS, HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH OTHER INVESTOR WITH RESPECT TO SUCH OTHER INVESTOR’S SHARES. IN THE EVENT THAT THE PROXY GRANTED IN THIS SECTION 7(K) IS INCONSISTENT WITH THE TERMS OF ANY OTHER PROXY GRANTED BY AN OTHER INVESTOR TO SUCH INSTITUTIONAL INVESTOR DESIGNATED BY THE MAJORITY INSTITUTIONAL INVESTORS OR ANY OTHER PERSON, INCLUDING PURSUANT TO ANY STOCK INCENTIVE OR OTHER EQUITY COMPENSATION PLAN OF THE COMPANY, THEN THE TERMS OF THE PROXY GRANTED IN THIS SECTION 7(K) SHALL GOVERN. IN THE EVENT THAT ANY OR ALL PROVISION OF THIS SECTION 7(K) ARE DETERMINED TO BE UNENFORCEABLE, EACH OTHER INVESTOR WILL ENTER INTO A PROXY THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PRESERVES THE INTENT AND PROVIDES SUCH INSTITUTIONAL INVESTOR DESIGNATED BY THE MAJORITY INSTITUTIONAL INVESTORS SUBSTANTIALLY THE SAME BENEFITS OF THIS SECTION 7(K). THE PROVISIONS OF THIS SECTION 7(K) GOVERNING THE VOTING OF ANY SHARES OF THE COMPANY SHALL APPLY WITH RESPECT TO SUCH SHARES ONLY TO THE EXTENT THE HOLDERS OF SUCH SHARES ARE ENTITLED TO VOTE ON THE APPLICABLE MATTER WITH RESPECT TO SUCH SHARES.

(l)                                     Agreements to Be Bound. Upon acceptance by the Company of a Joinder Agreement or as contemplated by Section 1(b), Schedule I or Schedule II hereof, as applicable, shall be amended to include the applicable joining party and attached to this Agreement and be effective with no further action or consent required.

(m)                             After Acquired Securities. Each Investor agrees that, except as otherwise provided herein, all of the provisions of this Agreement shall apply to all of the Shares now Owned (including any Granted Equity Shares and Purchased Equity Shares) or which may be issued or Transferred hereafter to an Investor in consequence of any additional issuance, purchase, Transfer, exchange or reclassification of any of such Shares, corporate reorganization, or any other form of recapitalization, consolidation, acquisition, stock split or stock dividend, or which are acquired by an Investor in any other manner.

(n)                                 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

(o)                                 “Market Stand-off” Agreement. Each of the Other Investors agrees to be bound by the terms of Section 2.04 of the Registration Rights Agreement, as may be amended from time to time, whether or not such Other Investor is a party to the Registration Rights Agreement.

(p)                                 Lost, etc. Certificates Evidencing Shares; Exchange. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by an Investor and (in the case of loss, theft or destruction) of a bond or an indemnity satisfactory to it, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding. Upon surrender of any certificate representing any Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request.

(q)                                 Terms Generally. The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(r)                                    Draftsmanship. Each of the parties signing this Agreement on the date first set forth above has been represented by his, her or its own counsel and acknowledges that he, she or it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement. Each of the parties joining this Agreement after the date first set forth above has been represented by his, her or its own counsel, has read and understands the terms of this Agreement and has been afforded the opportunity to ask questions concerning the Company and this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

(s)                                   State of Residence: Each Other Investor that is a natural person represents and warrants that it is a resident of the state set forth on such Other Investor’s signature page hereto. In the event an Other Investor changes its state of residence, such Other Investor shall promptly inform the Company of its new state of residence.

(t)                                    Consent of Spouse. If any Other Investor (or such Related Management Individual, as applicable) is married or marries or remarries after the date of this Agreement, at the request of the Company such Other Investor (or such Related Management Individual, as applicable) shall cause his or her spouse to execute and deliver to the Company a consent of spouse in the form reasonably requested by the Company and consistent with spousal consent forms for investments of the type contemplated by this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CROWDSTRIKE HOLDINGS, INC.

By:	/s/ George Kurtz
Name: George Kurtz
Title: President and Chief Executive Officer

INSTITUTIONAL INVESTORS:

CAPITALG LP

By:	CapitalG GP LLC,
Its General Partner

By:	/s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel and Secretary

CAPITALG 2015 LP

By:	CapitalG 2015 GP LLC,
Its General Partner

By:	/s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel and Secretary

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Cary Davis
Name: Cary Davis
Title: Managing Director

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Cary Davis
Name: Cary Davis
Title: Managing Director

INSTITUTIONAL INVESTORS:

ACCEL LEADERS FUND L.P.

By:	Accel Leaders Fund Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL LEADERS FUND INVESTORS 2016 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND II L.P.

By:	Accel Growth Fund II Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND II STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund II Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND INVESTORS 2013 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

INSTITUTIONAL INVESTORS:

ACCEL LONDON III L.P.

By:	Accel London Management Limited,
Its Manager

By:	/s/ Kris Allen
Name: Kris Allen
Title: Director

ACCEL LONDON INVESTORS 2012 L.P.

By:	Accel London Management Limited,
Its Manager

By:	/s/ Kris Allen
Name: Kris Allen
Title: Director

INSTITUTIONAL VENTURE PARTNERS XVI, L.P.

By:	Institutional Venture Management Holdings XVI, LLC
Its:	General Partner
By:	Institutional Venture Management XVI, LLC
Its:	Manager

By:	/s/ Stephen Harrick
Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

GENERAL ATLANTIC (CS), L.P.

By: General Atlantic (SPV) GP, LLC, its General Partner
By: General Atlantic LLC, its Sole Member

By:	/s/ J. Frank Brown
Name: J. Frank Brown
Title: Managing Director

INSTITUTIONAL INVESTORS:

MARCH CAPITAL OPPORTUNITY FUND, L.P.

By:	March Capital Opportunity Fund GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name: James Montgomery
Title: Member

MARCH CAPITAL OPPORTUNITY FUND II, L.P.

By:	March Capital Opportunity Fund GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name: James Montgomery
Title: Member

MARCH CAPITAL PARTNERS FUND I, L.P.

By:	March Capital Partners GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name: James Montgomery
Title: Member

MARCH CAPITAL PARTNERS FUND II, L.P.

By:	March Capital Partners GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name: James Montgomery
Title: Member

OTHER INITIAL INVESTORS:

GEORGE KURTZ

/s/ George Kurtz

KURTZ 2009 SPENDTHRIFT TRUST, DATED 4/2/2009

By:	/s/ George Kurtz
Name: George Kurtz
Title: Trustee

ALLEGRA KURTZ IRREVOCABLE GIFT TRUST DATED DECEMBER 14, 2011

By:	/s/ George Kurtz
Name: George Kurtz
Title: Trustee

ALEXANDER KURTZ IRREVOCABLE GIFT TRUST DATED DECEMBER 14, 2011

By:	/s/ George Kurtz
Name: George Kurtz
Title: Trustee

DMITRI ALPEROVITCH

/s/ Dmitri Alperovitch

MANAGEMENT INDIVIDUAL:

GEORGE KURTZ

/s/ George Kurtz

DMITRI ALPEROVITCH

/s/ Dmitri Alperovitch

OTHER NON-INITIAL INVESTORS:

JAMES MONTGOMERY FAMILY TRUST

By:	/s/ James Montgomery
Name: James Montgomery
Title: Trustee

JAMES MONTGOMERY 2012 FAMILY TRUST

By:	/s/ James Montgomery
Name: James Montgomery
Title: Trustee

BAYSIDE INVESTMENTS, GP

By:	/s/ Richard Sandler
Name: Richard Sandler
Title: Manager

SP FALCON PARTNERS, LP

By:	Its General Partner, Section Partners Associates III, LLC

By:	Its Managing Member, Crowder Ventures Management, LLC

By:	/s/ David V. Crowder
David V. Crowder, President

SECTION CAPITAL SERIES, LP, SOLELY WITH RESPECT TO SERIES FUND III

By:	Its General Partner, Section Capital Series LP Associates, LLC

By:	Its Managing Member, Crowder Ventures Management, LLC

By:	/s/ David V. Crowder
David V. Crowder, President

OTHER NON-INITIAL INVESTORS:

CLOUD APPS CAPITAL PARTNERS, LP

By:	Cloud Apps Capital Partners GP, LLC, its general partner

By:	/s/ Matthew Holleran
Matthew Holleran, Managing Member

CENTRAL VALLEY ADMINISTRATORS, INC.

By:	/s/ Richard Merkin
Name: Richard Merkin
Title: President

HSBC INVESTMENT BANK HOLDINGS LIMITED

By:	/s/ Oreoluwa Adeyemi
Name: Oreoluwa Adeyemi
Title: Attorney

SCHEDULE I

INSTITUTIONAL INVESTORS

HOLDER	WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Warburg Pincus Private Equity X, L.P. c/o Warburg Pincus & Co. 450 Lexington Avenue New York, NY 10019 Attn: Cary Davis	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Steven J. Gartner, Esq.

Warburg Pincus X Partners, L.P. c/o Warburg Pincus & Co. 450 Lexington Avenue New York, NY 10019 Attn: Cary Davis	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Steven J. Gartner, Esq.

Accel Growth Fund II L.P. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Growth Fund II Strategic Partners L.P. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Growth Fund Investors 2013 L.L.C. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Leaders Fund Investors 2016 L.L.C. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Leaders Fund L.P. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel London III L.P. Attn: Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301	Accel Partners 6th Floor, 1 New Burlington Palace London W1S 2HR United Kingdom

Accel London Investors 2012 L.P. Attn: Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301	Accel Partners 6th Floor, 1 New Burlington Palace London W1S 2HR United Kingdom

HOLDER	WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
CapitalG 2015 LP 1600 Amphitheatre Parkway Mountain View, CA 94043 Attention: Jeremiah Gordon	Wilmer Cutler Pickering Hale and Dorr LLP 350 South Grand Avenue, Suite 2100 Los Angeles, CA 90071 Attention: Christopher A. Rose

CapitalG LP 1600 Amphitheatre Parkway Mountain View, CA 94043 Attention: Jeremiah Gordon	Wilmer Cutler Pickering Hale and Dorr LLP 350 South Grand Avenue, Suite 2100 Los Angeles, CA 90071 Attention: Christopher A. Rose

General Atlantic (CS), L.P. 55 East 52nd Street, 33rd Floor New York, NY 10055 Attention: Gordon Cruess	Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 Attention: Craig D. Jacoby

IVP - Institutional Venture Partners XVI, L.P. 3000 Sand Hill Road Building 2, Suite 250 Menlo Park, CA 94025	Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 Attention: Craig D. Jacoby

March Capital Opportunity Fund, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

March Capital Opportunity Fund II, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

March Capital Partners Fund I, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

March Capital Partners Fund II, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

Rackspace US, Inc. 1 Fanatical Place City of Windcrest San Antonio, TX 78218 Attn: Taylor Rhodes, CEO	Rackspace US, Inc. 1 Fanatical Place City of Windcrest San Antonio, TX 78218 Attn: Office of the General Counsel

Telstra Ventures Pty Ltd TV Company Secretary c/o Level 41 242 Exhibition Street Melbourne, Victoria Australia 3000	Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, CA 94063 Attention: Trevor S. Knapp

SCHEDULE II

OTHER INITIAL INVESTORS

HOLDER	WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Alexander Kurtz Irrevocable Gift Trust dated December 14, 2011	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

Allegra Kurtz Irrevocable Gift Trust dated December 14, 2011	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

D. Gregg Marston	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

Dmitri Alperovitch	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

Donald Gregg Marston and Marilyn Jane Marston Revocable Trust Dated 12/29/2004	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

George Kurtz	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

Kurtz 2009 Spendthrift Trust, Dated 4/2/2009	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

SCHEDULE III

OTHER NON-INITIAL INVESTORS

HOLDER	WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Arnulf Damerau EuroAtlantic Ltd

Avid Park Ventures, LP Rob Chandra 555 Mission Street, Suite #3325 San Francisco, CA 94105	Avid Park Ventures, LP Robin White 555 Bryant Street, Suite #310 Palo Alto, CA 94301

Bayside Investments, GP 1250 Fourth Street, 5th Floor Santa Monica, CA 90401 Attn: Diane Kim

Central Valley Administrators, Inc. 3115 Ocean Front Walk, Suite 301 Marina del Rey, CA 90292 Attention: Richard Merkin

Clavius Capital LLC	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

Cloud Apps Capital Partners, LP Attn: Matt Holleran, General Partner 1 Sutter Street, Suite 900 San Francisco, CA 94104

Denis O’Leary	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

HSBC Investment Bank Holdings Limited 8 Canada Square London E14 5HQ United Kingdom	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

InstantScale XIX LLC 3021 Via La Selva Palos Verdes Estates, CA 90274

James Montgomery 2012 Family Trust

HOLDER	WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
John Thompson

Marc vc, LLC 5106 Braeburn Drive Bellaire, TX 77401

Okapi Ventures II, LP 1590 S. Coast Hwy, Suite 10 Laguna Beach, CA 92651

Ronnie Wiessbrod

Section 32 Fund 1, LP 2033 San Elijo Avenue, #565 Cardiff-by-the-Sea, CA 92007

Section Capital Series, LP, solely with respect to Series Fund III Attn.: Dave Crowder 855 El Camino Real, Bldg. 5, Ste. 316 Palo Alto, CA 94301

SP Falcon Partners, LP Attn.: Dave Crowder 855 El Camino Real, Bldg. 5, Ste. 316 Palo Alto, CA 94301

Stephen E. Schmidt

Sven Krasser

The Board of Trustees of the Leland Stanford Junior University (SBST) Stanford Management Company Attn: Jeffrey Sefa-Boakye 635 Knight Way Stanford, CA 94305-7297

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Legal Dept.

HOLDER	WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
WS Investment Company, LLC 650 Page Mill Road Palo Alto, CA 94304 Attention: James Terranova	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

SCHEDULE IV

Subscription Right Investors

1.              Dmitri Alperovitch

2.              George Kurtz

Exhibit A

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) is made as of the      day of              by                  , having an address at                              (the “Joining Party”).

W I T N E S S E T H

WHEREAS, CrowdStrike Holdings, Inc., a Delaware corporation (the “Company”), is a party to that certain Amended and Restated Stockholders’ Agreement, dated as of June 21, 2018 (as the same may be amended from time to time, the “Stockholders’ Agreement”) (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stockholders’ Agreement);

WHEREAS, the Stockholders’ Agreement provides that as a condition to becoming an Investor, a Person must execute and deliver to the Company a Joinder Agreement pursuant to which such Person agrees to be bound by the terms and conditions of the Stockholders’ Agreement;

WHEREAS, the Joining Party desires to become an Investor of the Company by executing a copy of this Agreement; and

WHEREAS, the Joining Party has reviewed the terms of the Stockholders’ Agreement and determined that it is desirable and in the Joining Party’s best interests to execute this Joinder Agreement.

NOW, THEREFORE, the Joining Party hereby agrees as follows:

1.                                      Joinder of Stockholders Agreement.

(i)                                     By executing this Joinder Agreement, the Joining Party (a) accepts and agrees to be bound by all of the terms and provisions of the Stockholders Agreement as if he, she or it were an original signatory thereto, (b) shall be deemed to be, and, subject to clause (ii) below, shall be entitled to all of the rights and subject to all of the obligations of an {Other Investor} {Institutional Investor} thereunder {(provided, the Joining Party shall not have the tag-along rights or subscription rights contemplated therein)}, (c) acknowledges its grant of an irrevocable proxy pursuant to Section 7(k) of the Stockholders Agreement and (d) shall be added to either Schedule I or Schedule II, as applicable, of the Stockholders Agreement.

(ii)                                  Notwithstanding the foregoing, the Joining Party shall not have any rights pursuant to Schedule 3(f) of the Stockholders’ Agreement.

1

2.                                      Representations and Warranties.

(i)                                     This Agreement constitutes a valid and binding obligation enforceable against the Joining Party in accordance with its terms.

(ii)                                  The Joining Party has received a copy of the Stockholders Agreement. The Joining Party has read and understands the terms of the Stockholders Agreement and has been afforded the opportunity to ask questions concerning the Company and the Stockholders Agreement.

3.                                      Full Force and Effect.                           Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Stockholders’ Agreement shall remain in full force and effect in accordance with its terms.

4.                                      Notices. All notices provided to the Joining Party shall be sent or delivered to the Joining Party at the address set forth on the signature page hereto unless and until the Company has received written notice from the Joining Party of a changed address.

5.                                      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.

(Signature page follows)

2

IN WITNESS WHEREOF, the Joining Party has executed and delivered this Agreement as of the date first above written.

JOINING PARTY

Name:

Address:

Facsimile:

Resident of the State of:

Acknowledged and Accepted:

CROWDSTRIKE HOLDINGS, INC.

By:
Name:
Title:

(Signature Page to Joinder Agreement)

AMENDMENT NO. 1 TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amendment No. 1 to Amended and Restated Stockholders Agreement (this “Amendment”) is made as of September 25, 2018 by and among CrowdStrike Holdings, Inc., a Delaware corporation (the “Company”), the Investors listed on the signature pages hereto (the “Investors”) and the Other Initial Investors listed on the signature pages hereto (the “Other Initial Investors” and together with the Company and the Investors, the “Parties”), and amends that certain Amended and Restated Stockholders Agreement dated June 21, 2018 (the “Agreement”), by and among the Company and the Investors listed on Schedules I, II and III thereto.  All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

WHEREAS, the Parties desire to amend the terms and provisions of the Agreement with respect to, among other things, the size and composition of the Company’s Board of Directors (the “Board”);

WHEREAS, pursuant to Section 7(d) of the Agreement, the Agreement may be amended with (and only with) the written consent of the Company (with the approval of the Board), the Supermajority Holders and the Majority Other Initial Investors;

WHEREAS, the Board has previously approved this Amendment and the terms hereof;

WHEREAS, the undersigned Parties constitute the Company, the Supermajority Holders and the Majority Other Initial Investors.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      Amendment of Section 2 of the Agreement.  Section 2(a)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(i)                               As of the date of Amendment No. 1 to this Agreement, the Board will consist of:

(1)         George Kurtz (as the Chief Executive Officer Director);

(2)         Gerhard Watzinger (as an Independent Director);

(3)         Denis O’Leary (as an Independent Director);

(4)         Godfrey Sullivan (as an Independent Director);

(5)         Roxanne Austin (as an Independent Director);

(6)         Cary Davis (as a Series A-1 Preferred Director);

(7)         Joe Landy (as a Series A-1 Preferred Director);

(8)         Sameer Gandhi (as the Series B Preferred Director); and

(9)         Joe Sexton (as the Mutual Director).

From and after the Initial Closing Date, the Investors and the Company shall take all reasonable action within their respective power, including, but not limited to, the voting of (or acting by written consent with respect to) all shares of voting capital stock of the Company Owned by them (including the Shares), required to cause the Board to consist of nine (9) members (provided that the number of directors that may serve on the Board may be expanded in accordance with Section 2(a)(ii) hereof) which shall include:

(A)                               the then-current Chief Executive Officer of the Company;

(B)                               four (4) representatives (each an “Independent Director”) designated by (x) the Majority Institutional Investors and George Kurtz for so long as Mr. Kurtz is an employee of the Company or its subsidiaries, or (y) if Mr. Kurtz is no longer an employee of the Company, vote or consent of a majority of the members of the Board at the time of determination, provided such majority approval includes the approval of a Series A-1 Preferred Director (the “Required Board Approval”); provided, that, absent an agreement between the Majority Institutional Investors and George Kurtz (for so long as Mr. Kurtz is an employee of the Company or its subsidiaries) or the Required Board Approval, as applicable, with respect to the designation of any such Independent Director, such directorship shall remain vacant until such time as such holders reach an agreement with respect to such directorship;

(C)                               one (1) representative designated by the holders of record of at least a majority of the outstanding shares of Series B Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation (the “Series B Preferred Director”);

(D)                               one (1) representative shall be designated by holders of record of at least a majority of the outstanding shares of Series A-1 Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation; provided that, if Mr. Kurtz is an employee of the Company or its subsidiaries at the time of designation, such representative shall be reasonably acceptable to George Kurtz (such director, the “Mutual Director”); and

(E)                                two (2) representatives designated by the holders of record of at least a majority of the outstanding shares of Series A-1 Preferred Stock, exclusively and as a separate class, in accordance with the terms of the Certificate of Incorporation (the “Series A-1 Preferred Directors”, each a “Series A-1 Preferred Director”, and together with the Mutual Director and the Series B Director, the “Preferred Directors”, each a “Preferred Director”).

Each member of the Board shall have one vote on matters submitted to the Board for approval. “

2.                                      Effect.  The Agreement, as amended hereby, is hereby ratified and confirmed in all respects and shall remain in full force and effect.

3.                                      Governing Law.  This Amendment shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

4.                                      Amendment.  Neither this Amendment nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Investors owning a majority of the Shares then outstanding.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

(Signature Pages Follow.)

2

The parties are signing this Amendment No. 1 to Amended and Restated Stockholders Agreement as of the date stated in the introductory clause.

CROWDSTRIKE HOLDINGS, INC.,

a Delaware corporation

By:	/s/ George Kurtz
Name: George Kurtz
Title: President & Chief Executive Officer

The parties are signing this Amendment No. 1 to Amended and Restated Stockholders Agreement as of the date stated in the introductory clause.

INVESTORS:

ACCEL LEADERS FUND L.P.

By:	Accel Leaders Fund Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL LEADERS FUND INVESTORS 2016 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND II L.P.

By:	Accel Growth Fund II Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND II STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund II Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND INVESTORS 2013 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL LONDON III L.P.

By:	Accel London Management Limited,
Its Manager

By:	/s/ Andrew Whittaker
Name:	Andrew Whittaker
Title:	Director

ACCEL LONDON INVESTORS 2012 L.P.

By:	Accel London Management Limited,
Its Manager

By:	/s/ Andrew Whittaker
Name:	Andrew Whittaker
Title:	Director

The parties are signing this Amendment No. 1 to Amended and Restated Stockholders Agreement as of the date stated in the introductory clause.

INVESTORS:

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Cary Davis
Name:	Cary Davis
Title:	Managing Director

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Cary Davis
Name:	Cary Davis
Title:	Managing Director

The parties are signing this Amendment No. 1 to Amended and Restated Stockholders Agreement as of the date stated in the introductory clause.

OTHER INITIAL INVESTOR:

KURTZ 2009 SPENDTHRIFT TRUST, DATED 4/2/2009

By:	/s/ George Kurtz
Name:	George Kurtz
Title:	Trustee

ALEXANDER KURTZ IRREVOCABLE GIFT TRUST DATED DECEMBER 14, 2011

By:	/s/ George Kurtz
Name:	George Kurtz
Title:	Trustee

ALLEGRA KURTZ IRREVOCABLE GIFT TRUST DATED DECEMBER 14, 2011

By:	/s/ George Kurtz
Name:	George Kurtz
Title:	Trustee

DMITRI ALPEROVITCH

/s/ Dmitri Alperovitch